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                                                                   EXHIBIT 10.60

LOAN NO. C-331942 NEW YORK






                          AMENDED AND RESTATED MORTGAGE
                             AND SECURITY AGREEMENT


                                     Between


                              CSTONE-NEW YORK INC.
                                            as Mortgagor

                                       and

                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
                                            as Mortgagee


                           Dated as of April 25, 1996


                                 Location:  Tower 56
                                            112-156 East 56th Street
                                            New York, New York

                                            Block:    1310
                                            Lot:      63



                              RECORD AND RETURN TO:

                      The Northwestern Mutual Life Ins. Co.
                      720 East Wisconsin Avenue - Rm N16WC
                               Milwaukee, WI 53202
                              Attn: Connie S. Meyer
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THIS AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT, made as of the 25th day of April, 1996 between CSTONE - NEW YORK INC., a Delaware corporation, whose mailing address is c/o Cornerstone Properties Inc., 126 East 56th Street, New York, New York 10022, herein called "Mortgagor", and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called "Mortgagee,"

                                   WITNESSETH:

         WHEREAS, Cornerstone Properties Inc. ("Cornerstone"), a Nevada corporation, was the mortgagee under that certain Substitute Mortgage No. 1 (the "Prior Mortgage") of even date herewith made by Tower 56 Partners ("Tower 56"), a New York partnership, in favor of Cornerstone;

         WHEREAS, the lien of the Prior Mortgage constitutes a portion of the liens of the mortgages described in Exhibit "A" annexed hereto;

         WHEREAS, the Prior Mortgage secured the obligation of Tower 56 to make payment to Cornerstone of principal indebtedness of Eighteen Million Dollars ($18,000,000.00) evidenced by that certain Substitute Mortgage Note No. 1 of even date herewith (the "Prior Note");

         WHEREAS, the indebtedness evidenced by the Prior Note constitutes a portion of the indebtedness evidenced by the notes described in Exhibit "B" annexed hereto;

         WHEREAS, the Prior Mortgage encumbered the Property (as more particularly described and defined below) commonly known as Tower 56 and by the street number 126 East 56th Street, New York, New York and being situate in Lot 63 of Block 1310 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Bureau of the City of New York;

         WHEREAS, on the date hereof, Mortgagor acquired title to the Property from Tower 56;

         WHEREAS, Mortgagee acquired Cornerstone's interests in the Prior Note and the Prior Mortgage in consideration of payment to Cornerstone of $18,000,000.00 pursuant to that certain Assignment of even date herewith;

         WHEREAS, Mortgagor assumed the obligations of Tower 56 under the Prior Note, and Mortgagor and Mortgagee have amended and restated the terms of the Prior Note, pursuant to that certain Amended and Restated Note of even date herewith; and

         WHEREAS, Mortgagor and Mortgagee have agreed to supplement, amend, modify and restate in its entirety the terms of the Prior Mortgage in the manner hereinafter appearing;

         NOW, THEREFORE, in pursuance of said agreement and in consideration of the sum of Ten ($10.00) Dollars and other valuable consideration each to the other in hand paid, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:
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         That this instrument amends, restates, replaces and supersedes the
Prior Mortgage in its entirety but continues the lien thereof, it being the intent of Mortgagor by this instrument to, and Mortgagor does hereby, grant, mortgage, warrant, transfer, grant a security interest in, set over, deliver, confirm and convey unto Mortgagee forever, with power of sale and right of entry and possession upon the terms and conditions of this instrument, the following property (the "Property"):


         A. The land in the Borough of Manhattan, City of New York, County of New York, State of New York, described in Exhibit "C" attached hereto and incorporated herein (the "Land") and all appurtenances thereto; and

         B. All buildings and improvements now existing or hereafter erected thereon, all waters and water rights, all engines, boilers, elevators and machinery, all heating apparatus, electrical equipment, air-conditioning equipment, water and gas fixtures, and all other fixtures of every description belonging to Mortgagor which are or may be placed or used upon the Land or attached to the buildings or improvements, all of which, to the extent permitted by applicable law, shall be deemed an accession to the freehold and a part of the realty as between the parties hereto.

Mortgagor agrees not to sell, transfer, assign or remove anything material described in B above now or hereafter located on the Land (other than demolition and removal of leasehold improvements in connection with the marketing or re-leasing of vacant leasable space) without prior written consent from Mortgagee unless (i) such action does not constitute a sale or removal of any buildings or improvements or the sale or transfer of waters or water rights and
(ii) such action results in the substitution or replacement with similar items of at least equal value or utility.

Without limiting the foregoing grants, Mortgagor hereby pledges to Mortgagee, and grants to Mortgagee a security interest under the Uniform Commercial Code as in effect in New York (the "Uniform Commercial Code") in, all of Mortgagor's present and hereafter acquired right, title and interest in and to any and all

         C. Cash and other funds now or at any time hereafter deposited by or for Mortgagor on account of tax, special assessment, replacement or other reserves required to be maintained pursuant to the Loan Documents (as hereinafter defined) with Mortgagee or otherwise deposited with, or in the possession of, Mortgagee pursuant to the Loan Documents; and

         D. All surveys, soils reports, environmental reports, architect's contracts, construction contracts, drawings and specifications,


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                  applications, permits, surety bonds and other contracts
                  relating to the acquisition, design, development, construction and operation of the Property; and

         E. All present and future rights to condemnation awards or insurance proceeds at any time payable to or received by Mortgagor on account of the Property or any of the foregoing personal property; and

         F.       Proceeds of collateral are also covered.

All personal property hereinabove described is hereinafter referred to as the "Personal Property".

TO HAVE AND TO HOLD the same unto Mortgagee for the purpose of securing:

         (a) Payment to the order of Mortgagee of the indebtedness evidenced by that certain Amended and Restated Note of even date herewith (and any restatement, extension or renewal thereof and any amendment thereto) executed by Mortgagor for the principal sum of EIGHTEEN MILLION DOLLARS, with final maturity no later than May 1, 2003 and with interest as therein expressed (which promissory note, as such instrument may be amended, restated, renewed and extended, is hereinafter referred to as the "Note"); and

         (b) Payment of all sums that may become due Mortgagee under the provisions of, and the performance of each agreement of Mortgagor contained in, the Loan Documents.

As used herein, "Loan Documents" means this instrument, the Note, that certain Absolute Assignment of Leases and Rents of even date herewith between Mortgagor and Mortgagee (the "Absolute Assignment"), that certain Certification of Borrower of even date herewith and any other agreement entered into by Mortgagor and delivered to Mortgagee in connection with the indebtedness evidenced by the Note, except for any separate environmental indemnity agreement, as any of the foregoing may be amended from time to time.

TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR COVENANTS AND AGREES:

PAYMENT OF DEBT. Mortgagor agrees to pay the indebtedness hereby secured (the "Indebtedness") promptly and in full compliance with the terms of the Loan Documents.

OWNERSHIP. Mortgagor represents that it has not created or suffered to exist any encumbrances whatsoever, except as appears in the title insurance policy delivered to Mortgagee on or about the date hereof. Mortgagor does hereby forever warrant and shall forever defend the title and possession thereof against the lawful claims of any and all persons whomsoever.

MAINTENANCE OF PROPERTY AND COMPLIANCE WITH LAWS. Mortgagor agrees to keep the buildings and other improvements now or hereafter erected on the Land in good condition and


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repair; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Property; and to permit Mortgagee to enter at all reasonable times and upon reasonable notice for the purpose of inspection and of conducting, in a reasonable and proper manner and at Mortgagee's expense, such tests as Mortgagee determines to be necessary in order to monitor Mortgagor's compliance with applicable laws and regulations regarding hazardous materials affecting the Property.

INSURANCE. Mortgagor agrees to keep the Property insured for the protection of Mortgagee in such manner as set forth below, in such amounts as set forth below and in such companies as Mortgagee may from time to time reasonably approve, and to promptly deliver original or certified copies of the policies (or an ACORD 27 in the case of a blanket policy) to Mortgagee; that insurance loss proceeds (less expenses of collection) shall, at Mortgagee's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Property, or be released to Mortgagor, but such application or release shall not cure or waive any default under any of the Loan Documents. If Mortgagee elects to apply the insurance loss proceeds on the Indebtedness, no prepayment privilege fee shall be due thereon. Specifically, Mortgagor agrees to maintain the following types of insurance:

         (a) All risk property insurance coverage with an Agreed Amount Endorsement for the estimated replacement cost of the Improvements with a deductible of not greater than $25,000;

         (b) Loss of rents insurance equal to twelve months rent or business interruption insurance for 100 percent of the annual gross earnings from business derived from the Property;

         (c) Flood insurance, if the Property is located in a flood plain (as that term is used in the National Flood Insurance Program), in an amount acceptable to Lender;

         (d) Mortgagor's own commercial general liability insurance policy with Mortgagee named as an additional insured for its interest in the Property; and

         (e) Other insurance as customarily required by first mortgage lenders in the New York area.

Notwithstanding the foregoing provision, Mortgagee agrees that if (i) Mortgagor is not prohibited by then current zoning from completely restoring the building on the Land to the height and square footage thereof prior to the casualty, (ii) the insurance loss proceeds are less than the unpaid principal balance of the Note and (iii) the casualty occurs prior to two years prior to the maturity date of the Note, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition prior to the casualty, subject to satisfaction of the following conditions:




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         (a)      There is no existing Event of Default at the time of casualty, and if there shall occur any Event of Default after the date of the casualty, Mortgagee shall have no further obligation to release insurance loss proceeds hereunder.

         (b) The casualty insurer has not denied liability for payment of insurance loss proceeds as a result of any act, neglect, use or occupancy of the Property by Mortgagor or any tenant of the Property.

         (c) Mortgagee shall be satisfied that all insurance loss proceeds so held, together with supplemental funds received from Mortgagor, shall be sufficient to complete the restoration of the Property. Any remaining insurance loss proceeds may, at the option of Mortgagee, be applied to the Indebtedness, whether or not due, or be released to Mortgagor.

         (d) If required by Mortgagee, Mortgagee shall be furnished a satisfactory report addressed to Mortgagee from an environmental engineer or other qualified professional satisfactory to Mortgagee to the effect that no adverse environmental impact to the Property resulted from the casualty.

         (e) Mortgagee shall release casualty insurance proceeds as restoration of the Property progresses provided that Mortgagee is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no default under the Loan Documents with respect to which Mortgagee shall have given Mortgagor notice pursuant to the NOTICE OF DEFAULT provision herein. If the estimated cost of restoration exceeds $250,000.00, (i) the drawings and specifications for the restoration shall be approved by Mortgagee in writing prior to commencement of the restoration, and (ii) Mortgagee shall receive an administration fee equal to 1% of the cost of restoration.

         (f) Prior to each release of funds, Mortgagor shall obtain for the benefit of Mortgagee an endorsement to Mortgagee's title insurance policy insuring against any liens arising from the restoration.

         (g) Mortgagor shall pay all costs and expenses incurred by Mortgagee, including, but not limited to, outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Mortgagee.

         (h) All reciprocal easement and operating agreements, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Property.

         (i) Mortgagee shall be satisfied that Projected Debt Service Coverage of at least 1.5 will be produced from the leasing of not more than 145,830 rentable square feet of space to (A) former tenants under their existing leases or (B) former tenants or


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                  approved new tenants under leases satisfactory to Mortgagee for terms of at least five (5) years to commence not later than (30) days following completion of such restoration (the foregoing leases in (A) and (B) being "Approved Leases").

As used herein, "Projected Debt Service Coverage" means a number calculated by dividing Projected Operating Income Available for Debt Service for the first fiscal year following restoration of the Property by the debt service during the same fiscal year under all indebtedness secured by any portion of the Property. For purposes of the preceding sentence, "debt service" means the greater of (x) debt service due under all such indebtedness during the first fiscal year following completion of the restoration of the Property and (y) debt service that would be due and payable during such fiscal year if all such indebtedness were amortized over 25 years (whether or not amortization is actually required) and if interest on such indebtedness were due as it accrues at the face rate shown on the notes therefor (whether or not interest payments based on such face rates are required).

"Projected Operating Income Available for Debt Service" means projected gross annual rent from the Approved Leases for the first full fiscal year following completion of the restoration of the Property less the operating expenses of the Property for the last fiscal year preceding the casualty.

All projections referenced above shall be calculated in a manner satisfactory to Mortgagee.

CONDEMNATION. Mortgagor hereby assigns to Mortgagee (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of the Property in connection with condemnation proceedings or the exercise of any power of eminent domain and (ii) the proceeds from any sale or transfer in lieu thereof; and grants Mortgagee the right, at its option, to apply such award and other proceeds (less expenses of collection) on the Indebtedness (including any prepayment privilege fee), whether due or not, or to the restoration of the Property or to release all or any portion thereof to Mortgagor, but such application or release shall not cure or waive any default under any of the Loan Documents.

TAXES AND SPECIAL ASSESSMENTS. Mortgagor agrees to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Property, this instrument, the Note or the Indebtedness, or upon the interest of Mortgagee in the Property, this instrument, the Note or the Indebtedness, and to procure and deliver to Mortgagee the official receipt of the proper officer showing timely payment of all such taxes and assessments; provided, however, that Mortgagor shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Mortgagee.

PERSONAL PROPERTY. With respect to the Personal Property, Mortgagor hereby represents, warrants and covenants as follows:


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         (a) Except for the security interest granted hereby, Mortgagor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever; it being understood that Mortgagor shall be permitted to enter into leases of equipment in the ordinary course of its business. Mortgagor shall notify Mortgagee of, and shall indemnify and defend Mortgagee and the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any part thereof or any interest therein.

         (b) Except as otherwise provided herein, Mortgagor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior consent of Mortgagee.

         (c) Mortgagor maintains a place of business at the address first set forth above in this instrument, and Mortgagor shall immediately notify Mortgagee in writing of any change in its place of business.

         (d) At the request of Mortgagee, Mortgagor shall join Mortgagee in executing one or more financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code of the jurisdiction in which the Property is located in form satisfactory to Mortgagee, and Mortgagor shall pay the cost of filing the same in all public offices wherever filing is deemed by Mortgagee to be necessary or desirable.

OTHER LIENS. Mortgagor agrees to keep the Property free from all other mortgage liens and from all liens prior to the lien created hereby. The creation of any other mortgage lien, whether or not prior to the lien created hereby, the creation of any prior lien or the assignment or pledge by Mortgagor of its revocable license to collect, use and enjoy rents and profits from the Property, shall constitute a default under the terms of this instrument. The term "mortgage" includes a mortgage, deed of trust, deed to secure debt or any other security interest in the Property.

Notwithstanding the foregoing, upon Mortgagee's prior written consent, CStone - New York Inc., a Delaware corporation, may grant a mortgage lien subordinate to the lien of this instrument and may assign or pledge to the holder of any such subordinate lien CStone - New York Inc.'s interest in the revocable license to collect, use and enjoy the rents and profits from the Property provided (i) Pro Forma Debt Service Coverage of all indebtedness secured by mortgage liens on the Property shall be at least 1.75 as reasonably determined by Mortgagee, (ii) the secondary lender enters into an intercreditor agreement with, and reasonably satisfactory to, Mortgagee, and (iii) the holder of the subordinate mortgage shall not be permitted to foreclose the subordinate mortgage for so long as this Mortgage shall have not been discharged. A default in any required payment of the indebtedness secured by any subordinate lien or a default in any provision, covenant or agreement contained in any instrument creating a subordinate lien or the indebtedness secured thereby or the acceleration of any such indebtedness shall constitute a default under this instrument.

As used herein, "Pro Forma Debt Service Coverage" means a number calculated by dividing (A) Net Income Available for Debt Service for the last full fiscal year as determined from financial statements provided by Mortgagor pursuant to the covenants hereof following the


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caption "FINANCIAL STATEMENTS," by (B) Projected Debt Service during the first full fiscal year following the full funding of the proposed subordinate loan (the "Applicable Fiscal Year") under all indebtedness (including the Indebtedness and the proposed subordinate loan) secured or to be secured by mortgage liens on any portion of the Property.

For purposes of the preceding sentence, "Projected Debt Service" means the greater of (x) actual debt service to become due during the Applicable Fiscal Year under all indebtedness secured by mortgage liens or security interests in or on any portion of the Property and (y) actual debt service that would become due and payable during the Applicable Fiscal Year if all such indebtedness were to be amortized over 25 years (whether or not amortization will be actually required) and if interest on such notes were to become due monthly as it accrues (regardless of the face rate shown or to be shown on the notes therefor and whether or not monthly interest payments based on such face rates will be required).

As used herein, "Net Income Available for Debt Service" means net income from the Property, determined in accordance with generally accepted accounting principles, for the applicable fiscal period plus (to the extent deducted in determining net income from the Property) the following:

         A) interest on indebtedness secured by any portion of the Property for such fiscal period;

         B) depreciation, if any, of fixed assets at or constituting the Property for such fiscal period;

         C) amortization, if any, of standard tenant finish expenditures at the Property (but specifically EXCLUDING the amortization of tenant finish expenditures by Mortgagor in excess of $15.00 per square foot (i.e., above standard tenant finishes), free rent and rent concessions); and

         D) amortization of costs incurred in connection with any indebtedness secured by any portion of the Property and leasing commissions which have been prepaid and less the following:

         E) a replacement reserve based on not less than $3.00 per net rentable square foot per annum;

         F) the amount, if any, by which actual gross income during such fiscal period exceeds that which would have been earned from the rental of 90% of the net rentable area in the Property; and

         G) the amount, if any, by which the actual management fee is less than 3% of gross revenue during such fiscal period.




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All adjustments to net income referenced above shall be calculated in a manner satisfactory to Mortgagee.

LEASES. Mortgagor represents and warrants that there is no assignment or pledge of any leases of, or rentals or income from, the Property now in effect; and covenants that, until the Indebtedness is fully paid, it (i) shall not make any such assignment or pledge to anyone other than Mortgagee and (ii) except as otherwise permitted above, shall not make any assignment or pledge to anyone of its hereinafter described revocable license to collect, use and enjoy the rents and profits. Further, reference is made to '291-f. of the Real Property Law of the State of New York. Except as permitted under the next paragraph, without the express written consent of Mortgagee in each instance, Mortgagor shall not cancel, abridge, amend, extend or renew (unless required under the terms thereof) or otherwise modify any tenancies, subtenancies, leases or subleases of the Premises in existence at the date hereof, or accept prepayment of installments of rent or additional rent to become due thereunder.

In consideration of the Indebtedness, Mortgagor, pursuant to the Absolute Assignment, has assigned to Mortgagee all of Mortgagor's right, title and interest in said leases, including Mortgagor's right to collect, use and enjoy the rents and profits therefrom. Mortgagee has, in the Absolute Assignment, granted to Mortgagor a license to collect, use and enjoy said rents and profits. Such license is revocable by Mortgagee pursuant to the terms of the Absolute Assignment.

FUTURE LEASES. Other than leases of 5,250 square feet of rentable space or less entered into in the ordinary course of business which do not require Mortgagee to enter into a non-disturbance or subordination agreement (the "Excluded Leases"), Mortgagor shall not enter into any new lease or consent to the assignment of any lease, or materially modify any lease (including, without limitation, an acceptance of a surrender of such lease, a reduction in the term thereof or an increase in the obligations of the landlord or a material decrease in the obligations of the tenant thereunder) (any such new lease, assignment or material modification of a lease, or any lease which provides by its terms for Mortgagee to enter into a non-disturbance agreement (i.e., other than Excluded Leases) being referred to herein as a "Future Lease"), except in accordance with the following approval procedure:

         (a) Mortgagor may from time to time provide Mortgagee with a term sheet (a "Term Sheet") relating to a proposed Future Lease and specifying the material economic terms and conditions of such Future Lease (including, without limitation, the term, the amount of space to be leased and its location, the base or fixed rental, and whether such amounts are quoted on a "gross" or "net" basis, the base years or "stops" for real estate taxes and operating expenses, the tenant improvement allowance offered to the tenant or the value of work to be performed by landlord, brokerage commissions and free rent), together with Mortgagor's analysis of the value of such material economic terms on a net effective rent basis, which Term Sheet shall be so submitted prior to submitting to Mortgagee an executed copy of such Future Lease. Mortgagee shall approve or disapprove the Term Sheet within fifteen business days after receipt of same, which approval shall not be unreasonably withheld. If Mortgagee shall fail to disapprove of such Term Sheet within such fifteen business day period, time being of the essence, Mortgagee shall


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be conclusively deemed to have approved such Term Sheet. Mortgagee's approval or deemed approval of any Term Sheet shall be deemed an approval of the economic terms of such proposed Future Lease only.

         (b) In connection with any proposed Future Lease, Mortgagor shall further provide to Mortgagee (i) the identity of such proposed future tenant,
(ii) current financial information with respect to such proposed tenant (and any guarantor thereof), including, without limitation, a balance sheet and income statement, if available, for such proposed tenant (and any guarantor) and any credit reference or landlord references relating to such proposed tenant reasonably requested by Mortgagee, (iii) the nature of such proposed tenant's business and its proposed use or uses of the space to be leased and (iv) any other information customarily provided relating to such proposed future tenant and reasonably requested by Mortgagee. Within fifteen business days after Mortgagee's receipt of all of the information required pursuant to clauses (i) through (iv) above (which information may be submitted together with or prior to the Term Sheet for a given Future Lease), Mortgagee shall approve or disapprove of such proposed future tenant, which approval shall not be unreasonably withheld. In the event that Mortgagee shall elect not to approve any proposed future tenant, Mortgagee shall notify Mortgagor at the time of such disapproval of the specific reasons for such disapproval. If Mortgagee shall fail to disapprove of such proposed tenant within the foregoing fifteen business day period, time being of the essence, Mortgagee shall be conclusively deemed to have approved such tenant.

         (c) Upon or prior to the execution of any proposed Future Lease, Mortgagor shall deliver to Mortgagee an execution copy of a Future Lease marked to show all changes from the approved standard form of Mortgagor's lease (the "Form Lease") and a summary of such lease setting forth the material terms and conditions thereof. If at the time of delivery of such execution copy of a Future Lease, Mortgagee shall have approved a Term Sheet and the proposed tenant in connection with such proposed Future Lease, and the economic terms and conditions of such lease are consistent with the economic terms and conditions set forth in the approved Term Sheet (and Mortgagor shall deliver to Mortgagee a statement certifying same), Mortgagee shall approve or disapprove such lease within fifteen business days after the receipt thereof by Mortgagee, which approval shall not be withheld, provided that the non-economic terms and conditions set forth in such proposed lease are not, in the reasonable judgment of Mortgagee or its counsel, materially less favorable to landlord than the terms and conditions of the Form Lease and provided there has been no material adverse change in the financial condition of the proposed tenant. If Mortgagee shall so withhold its consent, it shall, within fifteen business days after request by Mortgagor, notify Mortgagor of the specific reasons for such determination and suggest modifications to the proposed Future Lease, which, if adopted, would render the proposed Future Lease acceptable to Mortgagee. If Mortgagee shall fail to disapprove of such lease within such fifteen business day period, time being of the essence, Mortgagee shall be conclusively deemed to have approved such lease. If Mortgagee shall not have approved a Term Sheet or the proposed Future Lease, Mortgagee shall not be required to approve or disapprove such executed lease unless and until the Term Sheet and such information shall have been delivered by Mortgagor in accordance with the provisions hereof. With respect to any lease which Mortgagee approves, promptly after request of Mortgagor, Mortgagee shall execute and


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
deliver to Mortgagor and the approved tenant a non-disturbance and attornment agreement in the form approved by Mortgagee.

         (d) Mortgagor may propose modifications to the then-current Form Lease as frequently as Mortgagor shall deem appropriate. Mortgagee shall notify Mortgagor whether or not Mortgagee approves or disapproves any proposed revision of the Form Lease within twenty business days after receipt thereof by Mortgagee, failing which the proposed revision of the Form Lease shall be deemed approved. Mortgagee shall not unreasonably withhold or delay its approval of proposed revisions to the Form Lease, and if Mortgagee disapproves of all or any portion of such Form Lease, Mortgagee shall specify the reasons for its disapproval and suggest acceptable alternative guidelines or provisions. Until such time as Mortgagor shall agree on revision to the Form Lease, the then-current Form Lease shall remain in effect.

         (e) All requests made by Mortgagor and all materials and information to be furnished to Mortgagee pursuant to the preceding provisions shall be made and furnished to Mortgagee at the following address:

                 The Northwestern Mutual Life Insurance Company
                       1133 20th Street, N.W. - Suite 700
                              Washington, DC 20036
                             Attn: Regional Manager
                              Re: Loan No. C-331942


Mortgagee may require Mortgagor to pay reasonable servicing fees for Mortgagee's review of any Term Sheet, proposed future tenant, Future Lease or Form Lease modification.

COSTS, FEES AND EXPENSES. Mortgagor agrees to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; to pay all costs and expenses, including the cost of obtaining evidence of title and reasonable attorney's fees, incurred in connection with any such action or proceeding; and to pay any and all reasonable attorney's fees and expenses of collection and enforcement in the event the Note is placed in the hands of an attorney for collection, enforcement of any of the Loan Documents is undertaken or suit is brought thereon.

FAILURE OF MORTGAGOR TO ACT. After the occurrence of an Event of Default, Mortgagee may, without obligation so to do, without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation hereof: (i) make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof, Mortgagee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Mortgagee;
(iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the reasonable judgment of Mortgagee appears to be prior or superior hereto; and (iv), in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended shall be payable by Mortgagor immediately upon demand with interest from date of expenditure at the Default Rate (as defined in the Note). All sums so expended by Mortgagee and the interest thereon shall be included in the Indebtedness and secured by the lien of this instrument.

EVENT OF DEFAULT. Any default in any payment required in the Note or any other Loan Document (a "Monetary Default") not cured by payment of all amounts in default (including payment of interest at the Default Rate, as defined in the Note, from the date of default to the date of cure on amounts owed to Mortgagee) within five (5) business days after the date on which Mortgagee shall have given such notice to Mortgagor shall constitute an "Event of Default."

Any other default in any provision, covenant, agreement or warranty contained in the Note or in any other Loan Document (a "Non-Monetary Default") not cured within thirty (30) days after the date on which Mortgagee shall have given such notice of default to Mortgagor (or, if the Non-Monetary Default is not curable within such 30-day period, Mortgagor shall not have diligently undertaken and continued to pursue the curing of such Non-Monetary Default and, if the default is capable of being cured by the payment of money, deposited an amount sufficient to cure such Non-Monetary Default in an escrow account satisfactory to Mortgagee) shall constitute an "Event of Default."

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate (as defined in the Note).

NOTICES. Except as otherwise provided herein, any notice or demand hereunder shall be in writing, may be delivered personally or sent by certified mail with postage prepaid, by reputable courier service with charges prepaid, by telecopier or by such other method whereby the receipt thereof may be confirmed. Any notice or demand sent to Borrower by certified mail or reputable courier service shall be addressed to Borrower at the address set forth above or such other address in the United States of America as Borrower shall designate in a notice to Lender given in the manner described herein. Any notice sent to Borrower by telecopier shall be telecopied to 212-474-7199 or to such other telecopier number in the United States of America as shall be designated in a notice given to Lender in the manner described herein. Any notice sent to Lender shall be addressed to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202 and shall refer to the Loan No. set forth above and, if telecopied, shall be telecopied to 414/299-1557 or at such other address or telecopier number as Lender shall designate in a notice given in the manner described herein. Any notice or demand sent hereunder by telecopier shall also be sent by certified mail or reputable courier service. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered for any reason whatsoever at the address or telecopier number specified herein or such other address or telecopier number designated pursuant hereto shall be deemed received as of the date of attempted delivery.

APPOINTMENT OF RECEIVER. Upon the occurrence of an Event of Default and the commencement of any proceeding to enforce any right under this instrument, including foreclosure thereof, Mortgagee (without limitation or restriction by any present or future law, without regard to the solvency or insolvency at that time of any party liable for the payment of the Indebtedness, without regard to the then value of the Property, whether or not there exists a threat of imminent harm, waste or loss to the Property and or whether the same shall then be occupied by the owner of the equity of redemption as a homestead) shall have the absolute right to the appointment of a receiver of the Property and of the revenues, rents, profits and other income therefrom, and said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Property, to apply the balance to the payment of any of the Indebtedness then due.

FORECLOSURE. Upon the occurrence of an Event of Default, the entire unpaid Indebtedness shall, at the option of Mortgagee, become immediately due and payable for all purposes without any notice or demand, except as required by law, (ALL OTHER NOTICE OF THE EXERCISE OF SUCH OPTION, OR OF THE INTENT TO EXERCISE SUCH OPTION, BEING HEREBY EXPRESSLY WAIVED) and Mortgagee may in addition to exercising any rights it may have with respect to the Personal Property under the Uniform Commercial Code of the jurisdiction in which the Property is located; Mortgagee may institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage, or to enforce any of the covenants hereof or Mortgagee may, either personally or by agent or attorney in fact and without impairing its right to foreclose this instrument, enter upon and take possession of the Property and may manage, rent or lease the Property or any portion thereof upon such terms as Mortgagee may deem expedient, collect, receive and receipt for all rentals and other income therefrom and apply the sums so received as hereinafter provided in case of sale; and Mortgagee may institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage or to enforce any of the covenants hereof, in accordance with and subject to applicable New York law. Mortgagor hereby waives any right it may have to require that the Property be sold as separate tracts or units if Mortgagee shall institute an action to foreclose this instrument and agrees that, out of the proceeds or avails of such sale, there may be first paid all fees, charges and costs of advertising the Property and making said sale and attorneys' fees as herein provided, and then paid the outstanding balance of the Indebtedness, including all sums advanced or expended by Mortgagee or the legal holder of the Indebtedness, with interest from date of advance or expenditure of such sums at the Default Rate (as defined in the Note) until paid. Any such sale or sales and said deed or deeds made or given in consequence of such foreclosure shall be a perpetual bar, both in law and equity, against Mortgagor, its successors and assigns of Mortgagor, and all other persons claiming the Property aforesaid, or any part thereof, by, from, through or under Mortgagor. The legal holder of the Indebtedness may purchase the Property or any part thereof, and it shall not be obligatory upon any purchaser at any such sale to see to the application of the purchase money.

DUE ON SALE. The ownership and management of the Property are material considerations to Mortgagee in making the loan secured by this instrument, and Mortgagor shall not (i) convey title to all or any part of the Property, (ii) enter into any contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Property which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property ("Contract to Convey") or (iii) cause or permit a change in the proportionate ownership of Mortgagor. Except if resulting from the death or legal incompetency of any individual, any conveyance, entering into a Contract to Convey or change in the proportionate ownership of Mortgagor shall constitute a default under the terms of this instrument.

For purposes of this instrument, a "change in the proportionate ownership of Mortgagor" means a change in the ownership of the voting stock of Mortgagor such that Cornerstone Properties Inc., no longer continues to own, directly or indirectly, 51% or more of the voting stock of or ownership interests in Mortgagor.

Notwithstanding anything contained herein, Mortgagor may, without the approval of Mortgagee but subject to the Loan Documents, transfer its interest in the Property to Cornerstone Properties Inc. or any entity in which Cornerstone Properties Inc. owns, directly or indirectly, not less than 51% of the ownership interests.

Notwithstanding the above, provided there is then no default in the terms and conditions of any Loan Document and upon prior written request from Mortgagor, Mortgagee shall not withhold its consent to a one-time transfer of the Property, provided (i) the Property shall have achieved Debt Service Coverage of at least
1.75 for the last full fiscal year as determined from financial statements furnished to Mortgagee pursuant to the provisions hereof following the caption "FINANCIAL STATEMENTS"; (ii) the purchaser thereof has a net worth, determined in accordance with generally accepted accounting principles, of at least $18,000,000.00; (iii) the purchaser is experienced in the ownership and management of Class A office buildings; (iv) the purchaser shall have a minimum equity investment in the Property of $16,000,000; (v) the purchaser assumes in writing all of the obligations and liabilities of Mortgagor under the Loan Documents; (vi) the purchaser and the stockholders of such purchaser, the beneficiaries of such purchaser, the partners of such purchaser, or the members of such purchaser, as the case may be, execute an Environmental Indemnity Agreement in the form signed by Mortgagor and Cornerstone Properties Inc. of even date herewith and delivered to Mortgagee; (vii) an environmental report on the Property no older than 90 days prior to the date of transfer which meets Mortgagee's then current requirements is provided to Mortgagee at least 30 days prior to the date of transfer and is satisfactory to Mortgagee at the time of transfer; AND (viii) Mortgagor and Cornerstone Properties, Inc. shall remain liable under the Environmental Indemnity Agreement dated of even date herewith and delivered to Mortgagee, except for acts or occurrences after the date of the transfer of the Property. If Mortgagor shall make a one-time transfer to an approved purchaser, Mortgagee shall be paid a fee equal to one percent (1%) of the then outstanding balance of the Note at the time of transfer. The fee shall be paid on or before the closing date of such transfer. At the time of such transfer, no modification of the Interest Rate or repayment terms of the Note will be required.

No subsequent transfers of the Property or changes in the proportionate ownership of purchaser shall be allowed. As used herein, a "change in the proportionate ownership of purchaser" means, a change in the ownership such that an individual or entity owning more than a majority of the ownership interest in such purchaser or possessing the power (through ownership, by contract, or otherwise) to control the policies of such purchaser prior to such change no longer owns a majority of the ownership interest in such purchaser or no longer has the power to control the policies of such purchaser.

For purposes of this provision, "Debt Service Coverage" means a number calculated by dividing Net Income Available for Debt Service for a fiscal period by the debt service during the same fiscal period under all indebtedness (including the Indebtedness) secured by mortgage liens on any portion of the Property. For purposes of the preceding sentence, "debt service" means the greater of (x) actual debt service due under all indebtedness secured by any portion of the Property or (y) debt service that would have been due and payable if all indebtedness secured by any portion of the Property were amortized over 30 years (whether or not amortization is actually required) and if interest on such indebtedness were due monthly as it accrues (regardless of the face rate shown on the notes therefor and whether or not monthly interest payments based on such face rates are required).

Nothing herein shall serve to limit the direct or indirect ownership of Cornerstone Properties, Inc.

FINANCIAL STATEMENTS. Mortgagor agrees to furnish to Mortgagee, at Mortgagor's expense and within 90 days after the close of each fiscal year of Mortgagor ("Financial Statements Due Date"), annual unaudited financial statements on the Property, including

         (a)      a balance sheet; and

         (b) an income statement with a detailed line item breakdown of all operating expenses, expenditures for tenant improvements, leasing commissions and capital improvements (collectively referred to herein as the "Statements").

Mortgagor also agrees to provide Mortgagee by the Financial Statements Due Date a current rent roll listing tenant sales, sales per square foot and percentage rents for all retail spaces (the "Rent Roll") and a certification (the "Certification") by the chief financial officer of Cornerstone Properties, Inc. (or the chief financial officer of any permitted purchaser of the Property) stating that the Statements and Rent Roll are true and correct and the Statements have been prepared in accordance with generally accepted accounting principles. Mortgagor acknowledges that Mortgagee requires the Statements, Rent Roll and Certification in order to record accurately the value of the Property for financial and regulatory reporting.

If Mortgagor does not furnish, or cause to be furnished, the Statements, Rent Roll and Certification to Mortgagee by the Financial Statements Due Date and continues to fail to do so within 30 days after Mortgagee shall have given written notice to Mortgagor that the Statements, Rent Roll and/or Certification have not been received as required,

         (x) interest on the unpaid principal balance of the Indebtedness shall as of the Financial Statements Due Date, accrue and become payable at a rate equal to the sum of the Interest Rate (as defined in the Note) plus one percent (1%) per annum (the "Increased Rate"); and

         (y) Mortgagee may elect to obtain an independent appraisal and audit of the Property at Mortgagor's expense, and Mortgagor agrees that it will, upon request, promptly make Mortgagor's books and records regarding the Property available to Mortgagee and the person(s) performing the appraisal and audit (which obligation Mortgagor agrees can be specifically enforced by Mortgagee).

The amount of the monthly payments due under the Note during the time in which the Increased Rate shall be in effect shall be changed to an amount which would be sufficient on a level payment basis to amortize the then unpaid principal balance at the Increased Rate during the then remaining portion of a period of 30 years commencing on the Amortization Period Commencement Date (as defined in the Note). Interest shall continue to accrue and be due and payable monthly at the Increased Rate until the Statements, Rent Roll and Certification shall be furnished to Mortgagee as required. Commencing on the date on which the Statements, Rent Roll and Certification are received by Mortgagee, interest on the unpaid principal balance shall again accrue at the Interest Rate and the payments due during the remainder of the term of the Note shall be changed to an amount which would be sufficient on a level payment basis to amortize the then unpaid principal balance at the Interest Rate during the then remaining portion of a period of 30 years commencing on the Amortization Period Commencement Date. Notwithstanding the foregoing, Mortgagee shall have the right to conduct an independent audit at its own expense at any time.

PROPERTY MANAGEMENT. The management company for the Property shall be reasonably satisfactory to Mortgagee. Any change in the management company without the prior written consent of Mortgagee shall constitute a default under this instrument. Mortgagee hereby approves the property management division of HRO International Ltd. and any future property management affiliate of Cornerstone Properties Inc.

LIEN LAW. In compliance with Section 13 and Article 3-A of the Lien Law of the State of New York, Mortgagor will receive all advances secured by this Mortgage and will hold the right to receive all such advances as a trust fund to be applied first for the purpose of paying the cost of improvement before using any part of such proceeds for any other purpose.

DEPOSITS BY MORTGAGOR. To assure the timely payment of real estate taxes and special assessments, Mortgagee shall have the option after any Event of Default to require Mortgagor to deposit funds with Mortgagee, in monthly or other periodic installments in amounts estimated by Mortgagee from time to time sufficient to pay real estate taxes and special assessments as they become due. If at any time the funds so held by Mortgagee, or in such other account, shall be insufficient to pay any of said expenses, Mortgagor shall, upon receipt of notice thereof, immediately deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Mortgagee to be applied to the payment of such real estate taxes and special assessments and, at the option of Mortgagee after default, the Indebtedness.

MODIFICATION OF TERMS. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after the maturity of the Note, without notice or consent: (i) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (iii) exercise or refrain from exercising or waive any right Mortgagee may have; (iv) accept additional security of any kind; (v) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Property.

EXERCISE OF OPTIONS. Whenever, by the terms of this instrument, of the Note or any of the other Loan Documents, Mortgagee is given any option, such option may be exercised when the right accrues or at any time thereafter, and no acceptance by Mortgagee of payment of Indebtedness in default shall constitute a waiver of any other default then existing and continuing or thereafter occurring.

NATURE AND SUCCESSION OF AGREEMENTS. Each of the provisions, covenants and agreements contained herein shall inure to the benefit of, and be binding on, the successors and assigns of the parties hereto, respectively, and the term "Mortgagee" shall include the owner and holder of the Note.

LEGAL ENFORCEABILITY. No provision of this instrument, the Note or any other Loan Document shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is provided for in any Loan Document or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and Mortgagor shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

LIMITATION OF LIABILITY. Notwithstanding any provision contained herein to the contrary, the liability of Mortgagor, its shareholders, directors, officers, employees and agents for all of its covenants, representations, warranties and undertakings under this Mortgage shall be subject to the limitations provided in the Note mutatis mutandis.

CAPTIONS. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect this instrument.

GOVERNING LAW. This Mortgage shall be controlled by, and construed in accordance with, the laws of the State of New York.

CONTINUING LIEN. This Mortgage amends and restates the Prior Mortgage, and the mortgage lien of the Prior Mortgage shall not be released or impaired and shall continue as the same mortgage lien against the Property on the terms and conditions herein contained.

IN WITNESS WHEREOF, this instrument has been executed by the Mortgagor as of the day and year first above written.



                             CSTONE - NEW YORK INC., a Delaware corporation


                             By: __________________________________
                                      Name:  Kevin P. Mahoney
                                      Title:  Vice President


                             By: __________________________________
                                      Name:  Scott M. Dalrymple
                                      Title:  Vice President


                             THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

                             By: __________________________________
                                      Name:  Ralph A. Pelton
                                      Title:  Vice President

                             Attest: ______________________________
                                      Name:  Warren L. Smith, Jr.
                                      Title:  Assistant Secretary

STATE OF            )
                    )ss.
COUNTY OF           )

On the ____ day of _____________ in the year 1996 before me personally came _________________ to me known, who, being by me duly sworn, did depose and say that he resides in ________________________________; that he is the
_________________ of the CSTONE - NEW YORK INC., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.



                                                _____________________________
                                                Notary Public

My Commission Expires:_____________

STATE OF            )
                    )ss.
COUNTY OF           )

On the ____ day of _____________ in the year 1996 before me personally came _________________ to me known, who, being by me duly sworn, did depose and say that he resides in ________________________________; that he is the
_________________ of the CSTONE - NEW YORK INC., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                                                _____________________________
                                                Notary Public

My Commission Expires:_____________

STATE OF WISCONSIN         )
                           )ss.
COUNTY OF MILWAUKEE        )

On the 23rd day of April in the year 1996 before me personally came Ralph A. Pelton to me known, who, being by me duly sworn, did depose and say that he resides at c/o 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202; that he is the Vice President of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of trustees of said corporation, and that he signed his name thereto by like order.



                                           ____________________________
                                           Bernice Buse, Notary Public


My Commission Expires:  January 16, 2000

                                   EXHIBIT "C"


ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County, and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of 56th Street, distant 195 feet easterly from the corner formed by the intersection of the easterly side of Park Avenue (formerly 4th Avenue), with the southerly side of 56th Street;

RUNNING THENCE southerly, parallel with Park Avenue and partly through a party wall, 100 feet 5 inches to the center line of the block between 56th and 55th Streets;

THENCE easterly, parallel with 56th Street, 60 feet;

THENCE northerly, parallel with Park Avenue and partly through a party wall, 100 feet 5 inches to the southerly side of 56th Street;

THENCE westerly, along 56th Street, 60 feet to the point or place of BEGINNING.

TOGETHER with the benefits of the negative covenants as to height contained in the Declaration of Restrictions and Zoning Lot Merger between 119th East 55th Associates, Congregation Ahawath Chesed Shaar Hashomayim a/k/a Central Synagogue, Tower 16 Partners, Saul Sapper, Leonard Zigelbaum, Philren Associates, dated 9/3/81, recorded in Reel 588 page 596 and Supplemented by Letter Agreement dated 4/2/82 and recorded in Reel 623 page 1749.

TOGETHER with the benefits in favor of the grantee of the negative covenants of the height restrictions contained in the following provisions of the following deeds:

Paragraph 3(c) of Deed made as of the 5th day of June, 1981 by Congregation Ahawath Chesed Shaar Hashomayim, a/k/a Central Synagogue to 56 & Park Properties, a partnership and recorded on June 10, 1981 at Reel 569 page 1093 in the Office of the City Register of New York County (the Register's Office).

Paragraphs 3(c) and 3(d) of, and the easement for light and air in, Deed made as of the 5th day of June, 1981 by 119 East 55th Associates to 56 and Park Properties, a partnership recorded on June 10, 1981 at Reel 569 page 1100 in the Register's Office.

LOAN NO. C-331942

                            AMENDED AND RESTATED NOTE

$18,000,000.00                                             As of April 25, 1996


         This Amended and Restated Note ("this note") is made by CSTONE - NEW YORK INC., a Delaware corporation, herein called "Borrower", for the benefit of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein, together with any subsequent holder of this note, called "Lender."

                                   WITNESSETH:

         WHEREAS, Cornerstone Properties Inc. ("Cornerstone"), a Nevada corporation, was the mortgagee under that certain Substitute Mortgage No. 1 (the "Prior Mortgage"), of even date herewith, made by Tower 56 Partners ("Tower 56"), a New York partnership, in favor of Cornerstone encumbering certain real property located at 126 East 56th Street, New York, New York (the "Property");

         WHEREAS, the Prior Mortgage secured the obligation of Tower 56 to make payment to Cornerstone of principal indebtedness of Eighteen Million Dollars ($18,000,000.00) evidenced by that certain Substitute Mortgage Note. No. 1 of even date herewith (the "Existing Note");

         WHEREAS, the indebtedness evidenced by the Existing Note constitutes a portion of the indebtedness evidenced by the notes described in Exhibit "A" annexed hereto;

         WHEREAS, Lender acquired Cornerstone's interests in the Existing Note and the Prior Mortgage in consideration of payment to Cornerstone of $18,000,000.00 pursuant to that certain Assignment of even date herewith;

         WHEREAS, Borrower acquired the Property subject to the Prior Mortgage and desires to assume Tower 56's obligations under the Prior Mortgage and the Existing Note; and

         WHEREAS, it is the desire of Borrower and Lender to amend and restate the Existing Note;

NOW, THEREFORE, FOR VALUE RECEIVED, Borrower hereby assumes the obligations of Tower 56 under the Existing Note. Borrower and Lender agree that the Existing
Note is amended and restated in its entirety as follows: Borrower promises to pay to the order of Lender, at 720 E. Wisconsin Avenue, Milwaukee, WI 53202 or at such other place as Lender shall designate in writing, in coin or currency which, at the time or times of payment, is legal tender for public and private debts in the United States, the principal sum of EIGHTEEN MILLION DOLLARS or so much thereof as shall have been advanced from time to time plus interest on the outstanding principal balance at the rate and payable as follows:

                  Interest shall accrue from the date of advance until maturity at the rate of seven and six hundred seventy-four thousandths percent (7.674%) per annum (the "Interest Rate").

                  Accrued interest only on the amount advanced shall be paid in arrears on the first day of the month following the date of advance (the "Amortization Period Commencement Date"). On the first day of the following month (the "Initial Amortization Date") and on the first day of each and every month thereafter, installments of principal and interest shall be paid in an amount which would be sufficient on a level payment basis to amortize fully the unpaid principal balance outstanding on the Amortization Period Commencement Date at the Interest Rate during a period of 30 years commencing on the Amortization Period Commencement Date.

                  All installments shall be applied first in payment of interest, calculated monthly in arrears on the unpaid principal balance, and the remainder of each installment shall be applied in payment of principal. The entire unpaid principal balance plus accrued and unpaid interest thereon shall be due and payable on May 1, 2003 (the "Maturity Date").

         Borrower shall have the right, upon thirty (30) days advance written notice, beginning December 31, 1999 of paying this note in full with a prepayment fee. This fee represents consideration to Lender for loss of yield and reinvestment costs. The fee shall be the greater of Yield Maintenance or 1% of the outstanding principal balance of this note on the date of prepayment.

As used herein, "Yield Maintenance" means the amount, if any, by which

         (i) the present value of the Then Remaining Payments (as hereinafter defined) calculated using a periodic discount rate (corresponding to the payment frequency under this note) which, when compounded for such number of payment periods in a year, equals the sum of .50% and the per annum effective yield of the Most Recently Auctioned United States Treasury Obligation having a maturity date equal to the Maturity Date (or, if there is no such equal maturity date, then the linearly interpolated per annum effective yield of the two Most Recently Auctioned United States Treasury Obligations having maturity dates most nearly equivalent to the Maturity
                  Date) as reported by The Wall Street Journal five business days prior to the date of prepayment; exceeds

         (ii) the outstanding principal balance of this note (exclusive of all accrued interest).

If such United States Treasury obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the sum of .50% and the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported, as of five business days preceding the prepayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations having a constant maturity most nearly equivalent to the Maturity Date.

As used herein, "Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of this note.

As used herein, "Most Recently Auctioned United States Treasury Obligations" means the U. S. Treasury bonds, notes and bills with maturities of 30 years, 10 years, 5 years, 3 years, 2 years and 1 year which, as of the date the prepayment fee is calculated, were most recently auctioned by the United States Treasury.

In the event of a prepayment of this note following (i) the occurrence of an Event of Default (as defined in the Lien Instrument (as hereinafter defined)) followed by the acceleration of the whole indebtedness evidenced by this note or
(ii) a condemnation of all or substantially all of the Property, such prepayment will constitute an evasion of the prepayment terms hereof and be deemed to be a voluntary prepayment hereof, and such payment will, therefore, to the extent not prohibited by law, include the prepayment fee required under the prepayment in full privilege recited above or, if such prepayment occurs prior to December 31, 1999 and results from an Event of Default followed by an acceleration of the whole indebtedness, then such payment will, to the extent not prohibited by law, include a prepayment fee equal to the greater of Yield Maintenance or 3% of the outstanding principal balance of this note. If such prepayment occurs prior to December 31, 1999 and results from a condemnation of all or substantially all of the Property, the prepayment fee shall be the greater of Yield Maintenance or 1% of the outstanding principal balance of this note. If such prepayment occurs during the last 90 days prior to the Maturity Date and results from condemnation, no prepayment fee shall be due.

In addition, upon receipt of a Qualified Offer (as defined in the Carried Interest Agreement dated of even date herewith between Mazal American Partners, Larry Jay Wyman, Cornerstone Properties, Inc., and CStone - New York Inc.), Borrower shall have the right, upon thirty (30) days advance written notice, beginning December 19, 1997 through and including December 31, 1999 of paying this note in full with a prepayment fee equal to the greater of Yield Maintenance or 2% of the outstanding principal balance of this note.

Notwithstanding the foregoing and provided Borrower is not in default under any provision contained in the Loan Documents (as defined in the Lien Instrument), this note may be prepaid in full at any time, without a prepayment fee, during the last ninety (90) days prior to the Maturity Date.

         Borrower acknowledges and agrees that the interest rate hereunder shall be increased if, and, for so long as, certain financial statements and other reports are not furnished to Lender, all as described in more detail in the provision of the Lien Instrument entitled "FINANCIAL STATEMENTS".

         This note is secured by certain property (the "Property") in the Borough of Manhattan, City of New York, County of New York, State of New York described in an Amended and Restated Mortgage and Security Agreement (the "Lien Instrument") of even date herewith executed by CSTONE - NEW YORK INC., a Delaware corporation, to THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY.

         Upon the occurrence of an Event of Default (as defined in the Lien Instrument), the whole unpaid principal hereof and accrued interest shall, at the option of Lender, to be exercised at any time thereafter, become due and payable at once without notice, notice of the exercise of, and the intent to exercise, such option being hereby expressly waived.


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
         All parties at any time liable, whether primarily or secondarily, for payment of indebtedness evidenced hereby, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection; consent to the extension by Lender of the time of said payments or any part thereof; further consent that the real or collateral security or any part thereof may be released by Lender, without in any way modifying, altering, releasing, affecting, or limiting their respective liability or the lien of the Lien Instrument; and agree to pay reasonable attorneys' fees and expenses of collection in case this note is placed in the hands of an attorney for collection or suit is brought hereon and any attorneys' fees and expenses incurred by Lender to enforce or preserve its rights under any of the Loan Documents in any bankruptcy or insolvency proceeding.

         Any principal, interest or other amounts payable under any of the Loan Documents (as defined in the Lien Instrument), not paid when due (without regard to any notice and/or cure provisions contained in any of the Loan Documents), including principal becoming due by reason of acceleration by Lender of the entire unpaid balance of this note, shall bear interest from the due date thereof until paid at the Default Rate. As used herein, "Default Rate" means the lower of a rate equal to the Interest Rate plus 5% per annum or the maximum rate permitted by law.

         No provision of this note shall require the payment or permit the collection of interest, including any fees paid which are construed under applicable law to be interest, in excess of the maximum permitted by law. If any such excess interest is collected or herein provided for, or shall be adjudicated to have been collected or be so provided for herein, the provisions of this paragraph shall govern, and Borrower shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. Any such excess collected shall, at the option of Lender, unless otherwise required by applicable law, be immediately refunded to Borrower or credited on the principal of this note immediately upon Lender's awareness of the collection of such excess.

         Notwithstanding any provision contained herein or in the Lien Instrument to the contrary, if Lender shall take action to enforce the collection of the indebtedness evidenced hereby or secured by the Lien Instrument (collectively, the "Indebtedness"), its recourse shall, except as provided below, be limited to the Property or the proceeds from the sale of the Property and the proceeds realized by Lender in exercising its rights and remedies (i) under the Absolute Assignment (as defined in the Lien Instrument),
(ii) under separate guarantees, if any, (iii) under any of the other Loan Documents (as defined in the Lien Instrument) subject to such similar limitations as are provided in such Loan Documents, and (iv) in any other collateral securing the Indebtedness. If such proceeds are insufficient to pay the Indebtedness, Lender will never institute any action, suit, claim or demand in law or in equity against Borrower or Borrower's shareholders, directors, officers, employees or agents for or on account of such deficiency; provided, however, that the provisions contained in this paragraph

         (i) shall not in any way affect or impair the validity or enforceability of the Indebtedness or the Lien Instrument; and

         (ii) shall not prevent Lender from seeking and obtaining a judgment against Borrower, and Borrower shall be personally liable, for the Recourse Obligations; and

         (iii) shall not be applicable in the event of a violation of any of the provisions of the Lien Instrument following the captions entitled "Due on Sale" or "Other Liens" (i.e., Borrower shall be personally liable for all of the Indebtedness in the event of such violation).

As used herein, the term "Recourse Obligations" means

         (a) rents and other income from the Property received by Borrower or its agents after a date (the "Pre-Default Date") which is thirty-five
         (35) days prior to the occurrence of an Event of Default (as defined in the Lien Instrument) which remains uncured on the date of the foreclosure sale of the Property pursuant to the Lien Instrument or the conveyance of the Property to Lender in lieu of foreclosure, which rents and other income have not been applied to (i) the payment of principal and interest on this note, (ii) the reasonable operating expenses (including real estate taxes) of the Property, or (iii) with respect to capital expenditures and tenant improvements with respect to the Property, payments required to be made under or in connection with leases of the Property and contracts and agreements relating thereto, in effect on the Pre-Default Date (in the case of this clause (iii) only),

         (b) amounts necessary to repair any damage to the Property caused by waste or abuse of, or gross negligence or willful misconduct affecting, the Property by Borrower or its agents,

         (c) insurance loss and condemnation award proceeds released to Borrower but not applied in accordance with any agreement between Borrower and Lender as to their application,

         (d) amounts necessary to pay costs of investigation and clean-up of hazardous materials and toxic substances on or affecting the Property to the extent required under the Environmental Indemnity Agreement of even date herewith from Borrower and Cornerstone Properties Inc. to Lender,

         (e) damages suffered by Lender as a result of fraud or misrepresentation in connection with the Indebtedness by Borrower or any other person or entity acting on behalf of Borrower,

         (f) except to the extent the same have been deposited with Lender in escrow pursuant to the Lien Instrument, amounts necessary to pay real estate taxes, special assessments and insurance premiums with respect to the Property, either paid by Lender and not reimbursed prior to, or remaining due or delinquent on the date (the "Transfer Date"), which is the earlier of either (i) the later of (A) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Lien Instrument or (B) the date on which Borrower's statutory right of redemption shall expire or be waived or (ii) the date Borrower tenders a deed conveying the Property to Lender in lieu of foreclosure free and clear of liens and encumbrances subordinate to the Lien Instrument other than such liens and encumbrances as shall be permitted under the Loan Documents or consented to by Lender; provided that if prior to the Transfer Date a receiver has been appointed for the Property to collect rents or Lender has collected any rents from the Property, Borrower shall receive a credit against any amounts which may become due under this clause (f) to the extent such rents are applied to the Indebtedness and not to the operating expenses of the Property, and

         (g) tenant security deposits which have not been turned over to Lender upon foreclosure of the Property.

         Borrower and Lender agree that:

         (a) This note amends and restates the Existing Note, and the indebtedness evidenced by the Existing Note shall not be released or impaired and shall continue as the same indebtedness on the terms and conditions herein contained.

         (b) The manner and timing of payment and the other terms, covenants, agreements and provisions of the Existing Note are hereby modified, amended and restated in their entirety so that henceforth the terms, provisions, covenants and agreements thereof shall be as set forth herein, and in the event of any conflict between the terms, provisions, covenants or agreements of the Existing Note with the terms, provisions, covenants or agreements of this note, the terms, provisions, covenants and agreements of this note shall prevail.

         (c) This note shall be controlled by, and construed in accordance with, the laws of the State of New York.


                               CSTONE - NEW YORK INC., a Delaware corporation

                               By: _________________________________
                                    Name:  Kevin P. Mahoney
                                    Title:  Vice President

                               By: _________________________________
                                    Name:  Scott M. Dalrymple
                                    Title:  Vice President


                               THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

                               By: _________________________________
                                    Name:  Ralph A. Pelton
                                    Title:  Vice President



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
                                    Exhibit A








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